SCHEDULE 14C INFORMATION

INFORMATION STATEMENT

PURSUANT TO SECTION 14(C) OF THE SECURITIES EXCHANGE ACT OF 1934

Check the appropriate box:

☐ Preliminary Information Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

☒ Definitive Information Statement

PACIFIC GOLD CORP.

(Name of registrant as Specified in its Charter)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):

☒ No fee required

☐ Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11

(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

☐ Fee paid previously by written preliminary materials

☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

PACIFIC GOLD CORP.

465 SOUTH MEADOWS PARKWAY, SUITE 20

RENO, NEVADA  89521

NOTICE OF SHAREHOLDER ACTION BY WRITTEN CONSENT

TO ALL SHAREHOLDERS OF PACIFIC GOLD CORP.:

The purpose of this letter is to inform you that holders of shares representing 50.4% of our aggregate voting power have executed a written consent giving the Board of Directors the authority to amend the Company's Articles of Incorporation to increase the authorized common stock of the Company from 500 million shares to 5 billion shares.

The amendment to the Articles of Incorporation is described in greater detail in the Information Statement accompanying this notice.  The consent that we have received constitutes the only stockholder approval required to amend the Articles of Incorporation under the Nevada law and our Articles of Incorporation and bylaws. The approval by the shareholders will not become effective until twenty (20) days from the date of mailing of this Information Statement to our shareholders and after the filing of the amendment to our Articles of Incorporation with the Secretary of State of the State of Nevada.

Because the written consent of holders of a majority of our voting power satisfies all applicable stockholder voting requirements, we are not asking you for a proxy or your consent; please do not send us one.

The accompanying Information Statement is for information purposes only. Please read it carefully.

By Order of the Board of Directors,

Robert Landau
Chief Executive Officer

December 7, 2009

WE ARE NOT ASKING YOU FOR A PROXY NOR YOUR CONSENT AND YOU ARE REQUESTED NOT TO SEND US A PROXY NOR YOUR CONSENT.

PACIFIC GOLD CORP.

465 SOUTH MEADOWS PARKWAY, SUITE 20

RENO, NEVADA  89521

INFORMATION STATEMENT

AND NOTICE OF ACTION TAKEN

BY WRITTEN CONSENT

WE ARE NOT ASKING YOU FOR A PROXY

AND YOU ARE REQUESTED NOT TO SEND US A PROXY

This Information Statement is being provided to the shareholders of Pacific Gold Inc. (the “Company”), in connection with our prior receipt of approval by written consent, in lieu of a special meeting, of the holders of a majority of our voting stock (consisting of our common stock and our Series A Preferred Stock voting together as a single class) authorizing an increase in the number of authorized shares of common stock, par value $0.001, from 500 million to 5 billion (the “Increase”). The Company’s Board of Directors approved the Increase on October 14, 2009 and on October 14, 2009, the Company had also obtained (by written consents) the approval of four shareholders that are the record owners of 17,914,442 shares of our common stock and 322,727 shares of our Series A Preferred Stock, which represent an aggregate of 340,641,442 votes or approximately 50.4% of the Company’s total voting power as of October 14, 2009. The approval by the shareholders will not become effective until 20 days from the date of mailing of this Information Statement to our shareholders, and, after the filing of amended Articles of Incorporation with the Secretary of State of the State of Nevada. A copy of the certificate of amendment effecting the Increase is attached to this information statement as Exhibit A.

The ability of the shareholders to take an action without a meeting of the shareholders to approve the Increase is authorized by Section 78.320 of the Nevada Revised Statutes, (the "Nevada Law").  This Section provides that the written consent of the holders of outstanding  shares of voting capital stock, having not less than the minimum number of votes which would be necessary to authorize or  take the action at  a meeting at which all shares entitled to vote on a matter were present and voted, may be substituted for a shareholder meeting. According to Section 78.390 of the Nevada Law, a majority of the outstanding shares of capital stock entitled to vote on the matter is required in order to amend the Company's Articles of Incorporation.

The date on which this Information Statement will be sent to the shareholders will be on, or about December 7, 2009. The record date established by the Board of Directors for purposes of determining the shareholders of the Company entitled to receive notice of the Increase was October 14, 2009 (the “Record Date”).

Only one Information Statement is being delivered to multiple shareholders sharing an address, unless we have received contrary instructions from one or more of the shareholders. We will undertake to deliver promptly upon written or oral request a separate copy of the Information Statement to a shareholder at a shared address to which a single copy of the Information Statement was delivered. You may make a request by sending a written notification to our principal executive offices stating your name, your shared address, and the address to which we should direct the additional copy of the Information Statement or by calling our principal executive offices at (888) 257-4193.

VOTING SECURITIES

Pursuant to Nevada Law, a vote by the holders of at least a majority of the Company’s outstanding voting power is required to effect the action described herein. As of the Record Date, the Company had 352,739,995 shares of common stock issued and outstanding entitled to one vote per share, and 322,727 shares of Series A Preferred Stock issued and outstanding entitled to 1,000 votes per share. Therefore, 337,733,499 votes were required to approve the Increase. On October 14, 2009, four shareholders cast, by written consent, 340,641,442 votes, representing approximately 50.4% of the Company’s outstanding voting power, in favor of the Increase.

  SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of October 14, 2009, the beneficial ownership of the Company's common stock and Series A Preferred Stock (1) by any person or group known by the Company to beneficially own more than 5% of the outstanding common stock or Series A Preferred Stock, (2) by each director and executive officer, and (3) by all directors and executive officers as a group.

Name and Address(1)	Number of Shares Beneficially Owned	Percentage of Class(1)

Mitchell Geisler	1,480,000 Common Stock(2)	*
	127,273 Series A Preferred Stock	39.4%
Robert Landau	16,984,442 Common Stock(3)	4.8%
	195,454 Series A Preferred Stock(4)	60.6%
All executive officers and directors as a group (2 people)	18,464,442 Common Stock	5.2%
	322,727 Series A Preferred Stock	100%

*

Less then one percent.

(1)

Figures based on 352,739,995 outstanding shares of common stock and 322,727 outstanding shares of Series A Preferred Stock.

(2)

Includes currently exercisable warrants to purchase 250,000 shares of common stock.

(3)

Includes 5,000 shares held by ZDG Investments Limited, an entity controlled by Mr. Landau, 16,600,000 shares held by ZDG Holdings Inc., an entity controlled by Mr. Landau, and currently exercisable warrants to purchase 300,000 shares of common stock.

(4)

Includes 45,454 shares held by ZDG Investments Limited.

Beneficial ownership is determined in accordance with the rules of the United States Securities and Exchange Commission. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options or warrants held by that person that are currently exercisable or will become exercisable within 60 days after October 14, 2009, are deemed outstanding, but those shares are not deemed outstanding for purposes of computing percentage ownership of any other person. Unless otherwise indicated, the holders of the shares shown in the table have sole voting and investment power with respect to such shares. The address of all individuals for whom an address is not otherwise indicated is c/o Pacific Gold Corp., 465 South Meadows Parkway #20, Reno, Nevada 89521.

INFORMATION REGARDING THE PROPOSAL

General

The proposal to amend the Company's Articles of Incorporation is described below. A copy of the Certificate of Amendment to implement the changes contemplated by the proposal is attached to this Information Statement as Exhibit A.

Purpose

The Company's Board of Directors unanimously adopted a resolution, authorized by the holders of a majority of the Company’s outstanding voting stock (consisting of the Company’s common stock and Series A Preferred Stock voting together as a single class), to amend the Articles of Incorporation to increase the number of authorized shares of common stock from 500 million shares to 5 billion shares. The Board of Directors believes that this increase in the number of authorized shares is in the best interest of the Company in that the Company may be obligated to issue shares of common stock  upon conversion of certain existing outstanding convertible debt, warrants and preferred stock and also to be in a position to issue shares of common stock or derivatives based on shares of common stock in the event it is able to raise additional working capital. At October 14, 2009 the Company had only 147,260,005 shares of common stock available for issuance, while the Company has 364,609,323 shares of common stock potentially issuable under of all of its outstanding convertible securities.

In April 2006, the Company issued convertible debentures (the “Series C Notes”) and warrants to purchase up to 6,400,000 shares of common stock. The Series C Notes are currently convertible into a total of 538,889 shares of common stock and the warrants have all expired.

In February 2007, the Company issued convertible debentures (the “Series D Notes”) and warrants to purchase up to 6,000,000 shares of common stock. The Series D Notes have all been repaid and there are currently 6,000,000 shares of common stock issuable upon exercise of the warrants, which expire on February 26, 2012.

In October 2007, the Company issued a convertible debenture (the “Series E Note”) and warrants to purchase up to 450,000 shares of common stock. The Series E Note is currently convertible into a total of 34,343,434 shares of common stock and there are 450,000 shares of common stock issuable upon exercise of the warrants, which expire on October 5, 2010.

In September 2009, the Company issued a total of 322,727 shares of Series A Preferred Stock as follows: 127,273 shares were issued to Mitchell Geisler, a director and the Company’s Chief Operating Officer, in full payment of $280,000 of earned but unpaid salary owed to Mr. Geisler, 150,000 shares to Robert Landau, a director and the Company’s Chief Executive Officer, in full payment of $330,000 of earned but unpaid salary owed to Mr. Landau and 45,454 shares to ZDG Investments Limited, an entity controlled by Mr. Landau, in full payment of $100,000 of owed but unpaid rent owed to ZDG Investments. Each share of Series A Preferred Stock is currently convertible into 1,000 shares of common stock.

The following table lists the Company’s currently issued and outstanding convertible securities:

Number of Shares of Common Stock Issuable upon Exercise of Outstanding Options	Number of Shares of Common Stock Issuable upon Exercise of Outstanding Warrants	Number of Shares of Common Stock Issuable upon Conversion of Outstanding Convertible Notes	Number of Shares of Common Stock Issuable upon Conversion of Outstanding Shares of Series A Preferred Stock
550,000	6,450,000	34,882,323	322,727,000

Our Board of Directors further believes that the increase in the number of authorized shares of common stock will provide the Company with available shares that could be issued for various corporate purposes, including acquisitions, stock dividends, stock splits, stock options, convertible debt and equity financings, as the Board of Directors determines in its discretion. The Board believes these additional shares of authorized Common Stock should enable the Company to promptly take advantage of market conditions and the availability of favorable opportunities without the delay and expense associated with obtaining stockholder to approval to further amend the Company’s Articles of Incorporation.

The Company has been and continues to seek investment funds to provide general working capital to recommence the mining operations that were suspended in 2007 due to a lack of revenue and operational funds. Such financing may be in either debt, equity or a combination thereof.  Debt financing may be equity linked, as in convertible debenture type financings or have an equity component such as a loan with warrants.  Although the Company has had interest from investors from time to time, particularly as the price of gold during the last year has risen to historic highs, there have been no firm offers of investment commitments received to date by the Company.  The management is actively exploring investor opportunities as they arise, but to date, such efforts have resulted only in preliminary discussions without reaching any specific terms.  Therefore, there can be no assurance that the Company will be able to raise any capital funds, and there can be no assurance that if offered, the terms for additional new capital will be acceptable to the Company.  If any proceeds are raised from the sale of securities, including additional common stock or securities based on common stock, they will be used for general working capital requirements to recommence the mining operations and comply with the SEC reporting requirements.  More specifically, any funds raised that can be devoted to the mining operations will be used to acquire new and additional heavy machinery used in the mining operations and necessary trucks and other vehicles, and to employ new mining labor and mining management persons.  The Company also recognizes its public reporting obligations and plans to use a portion of the funds raised to begin bringing its reporting up to date.

Effect

Issuance by the Company of any additional shares of common stock would dilute both the equity interests and the earnings per share of existing holders of the common stock. Such dilution may be substantial, depending upon the amount of shares issued. The newly authorized shares of common stock will have voting and other rights identical to those of the currently authorized shares of common stock. The increase could have a dilutive effect on the voting power of existing shareholders once issued.  Such increase also could have an anti-takeover effect, in that additional shares could be issued (within the limits imposed by applicable law and the certificate of incorporation) in one or more transactions that could make a change in control or takeover of the Company more difficult. For example, additional shares could be issued by the Company so as to dilute the voting rights of persons seeking to obtain control of the Company, even if the persons seeking to obtain control of the Company offer an above-market premium that is favored by a majority of the independent shareholders. Similarly, the issuance of additional shares to certain persons allied with the Company’s management could have the effect of making it more difficult to remove the Company’s current management by diluting the stock ownership or voting rights of persons seeking to cause such removal. The Company has no plans or proposals to adopt other provisions or enter into other arrangements that may have material anti-takeover consequences.

Issuance Plans

Although the management of the Company is seeking to attract new investment into the Company for the mining operations, working capital and other expansion possibilities, there are no firm commitments for any forms of financing yet offered to the Company. Additionally, the Company does not have any specific expansion plans that would use the shares of common stock being authorized by the action described herein.

DESCRIPTION OF CAPITAL STOCK

The authorized capital stock of the Company consists of the following:

Common Stock

As of the Record Date, there were 500 million shares of common stock authorized with a stated par value of $0.001 per share, of which 352,739,995 shares were issued and outstanding. Immediately following approval of the increase in the number of authorized shares of common stock, as described above, there will be 5 billion shares of common stock authorized, of which 352,739,995 shares will be issued and outstanding, 4,647,260,005 shares will be authorized but unissued, and 364,609,323 shares will be allocated for future issuance. The holders of shares of common stock vote as a single class and are entitled to one vote per share on all matters to be voted on by the shareholders. The holders of shares of common stock are entitled to receive pro rata dividends, when and as declared by the Board of Directors in its discretion, out of funds legally available therefore.

Preferred Stock

The Company is currently authorized to issue up to 5 million shares of preferred stock, par value $.001. As of the Record Date, there were 322,727 shares of Series A Preferred Stock issued and outstanding. The terms of the Company's authorized but unissued preferred stock, including dividend or interest rates, conversion prices, voting rights, redemption prices, maturity dates, and similar matters, will be determined by the Company's Board of Directors.

Series A Preferred

The Company’s Series A Preferred Stock is not entitled to a dividend and has no liquidation preference. In addition to any voting rights provided by applicable law, the holders of the Series A Preferred Stock are entitled to vote upon all matters upon which holders of common stock have the right to vote, and shall be entitled to vote that number of shares of common stock into which the Series A Preferred Stock is then convertible. Each share of Series A Preferred Stock is convertible, at any time upon the option of the holder, into 1,000 shares of common stock, subject to adjustment; provided; however, that the Series A Preferred Stock may only be convertible into such shares of common stock as are authorized and unissued, and not reserved for issuance pursuant to any agreement of the Company, including those reserved for issuance upon conversion of the outstanding debentures held by Crescent International Ltd. and upon exercise of the common stock purchase warrants held by Crescent International Ltd., as adjusted from time to time.

INTERESTS OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

Mitchell Geisler, a director and the Company’s Chief Operating Officer, is the beneficial owner of 127,273 shares of Series A Preferred Stock and Robert Landau, a director and the Company’s Chief Executive Officer, is the beneficial owner of 195,454 shares of Series A Preferred Stock. No other director, executive officer, associate of any director or executive officer, or any other person has any substantial interest, direct or indirect, by security holdings or otherwise, in the proposal to amend the Articles of Incorporation which is not shared by all other holders of the Company's common stock.

DISSENTERS' RIGHT OF APPRAISAL

Under Nevada Law and our Articles of Incorporation and by-laws, no shareholder has any right to dissent to our increasing the amount of authorized shares of common stock, and no shareholder is entitled to appraisal of or payment for their shares of our stock.

****************************

Exhibit A

ROSS MILLER

Secretary of State

204 North Carson Street, Suite 1

Carson City, Nevada  89701-4520

(775) 684-7708

Website:  www.nvsos.com

Certificate of Amendment (PURUSANTU TO NRS 78.385 and 78.390)

USE BLANK INK ONLY – DO NOT HIGHLIGHT	ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation

For Nevada Profit Corporations

(Pursuant to NRS 78.385 and 78.390 – After Issuance of Stock)

1.
Name of corporation:

Pacific Gold Corp.

2.

The articles have been amended as follows (provide article numbers, if available):

Article Fourth – As of the filing date of this amendment, the total number of common stock authorized that may be issued by the Corporation is 5,000,000,000 shares with a par value of $.001 per share.

3.

The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is:   Stockholders holding 340,641,442 shares of voting stock representing 50.4% of the outstanding voting power of the corporation approved this amendment by written consent dated October 14, 2009.

4.

Effective date of filing (optional):  __________________________________________.

(must not be later than 30 days after the effective date)

5.

Officer Signature (required):         __________________________________________

Robert Landau, Chief Executive Officer

* If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

IMPORTANT:  Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.